SUNEDISON SEMICONDUCTOR REPORTS THIRD QUARTER 2014 RESULTS

St. Peters, Missouri, November 5, 2014 -- SunEdison Semiconductor Limited (NASDAQ OMX: SEMI) ("SunEdison Semiconductor" or the “Company”) today reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Highlights:
•Gross profit grew 31.4% sequentially and 27.0% year-over-year
•Strong SOI growth year-over-year and strong industry demand
•Generated positive operating cash flows in the quarter

Third Quarter 2014 Results Review
Net sales for the 2014 third quarter were $213.2 million, down 0.8% from the 2014 second quarter as a result of flat volume and pricing and a less favorable mix. Compared to the prior year, sales were down 8.3% primarily because of lower selling prices, partially offset by a more favorable mix. Gross profit for the 2014 third quarter grew 31.4% to $26.8 million, or 12.6% of net sales, compared to $20.4 million, or 9.5% of net sales, for the 2014 second quarter and grew 27.0% compared to $21.1 million, or 9.1% of net sales, for the 2013 third quarter. Gross profit and gross margin percentage improved sequentially and year-over-year due to a continued focus on manufacturing costs reductions and lower materials costs.
"Market conditions have stabilized, but are not as robust as originally anticipated," said Shaker Sadasivam, SunEdison Semiconductor's President and Chief Executive Officer. "We grew gross profit during the third quarter, and our 300mm utilization remains high. We anticipate that continued growth in 300mm demand will enable price increases in 2015. Our focus over the next several quarters continues to be driving profitable growth and diligent cost management."
Operating loss was $62.5 million compared to an operating profit of $1.3 million for the 2014 second quarter and operating profit of $21.3 million for the 2013 third quarter. Third quarter 2014 operating loss included a non-cash asset impairment charge of approximately $57 million related to our indefinitely closed polysilicon and chlorosilanes facilities in Merano, Italy. Second quarter 2014 operating profit of $1.3 million included a $10.8 million net benefit from restructuring reversals. Third quarter 2013 operating profit of $21.3 million included a $35.6 million net benefit from restructuring reversals.
Third quarter 2014 operating cash flow was $21.7 million. Total cash used was $12.3 million. This was primarily driven by capital expenditures of $29.4 million as we ramp our efforts to build additional silicon-on-insulator (SOI) manufacturing capacity. The Company ended the quarter with cash and cash equivalents of $103.1 million.
Adjusted EBITDA was $26.0 million, up 28.7% compared to second quarter 2014 adjusted EBITDA of $20.2 million, and up 32.0% compared to 2013 third quarter adjusted EBITDA of $19.7 million. Please see the reconciliation and a description of adjusted EBITDA in the attached financial tables.

Forward Looking Statements
Certain matters discussed in this news release are forward-looking statements, including our expectation that continued growth in 300mm demand will enable price increases in 2015. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include market demand for semiconductors and silicon wafers, changes in the pricing environment for silicon wafers, utilization of our manufacturing capacity and any charges we might incur to reduce manufacturing capacity or headcount; general economic conditions, including the ability of our customers to pay their debts as they become due; inventory levels of our customers; supply chain difficulties or problems;

SunEdison Semiconductor
501 Pearl Drive
St. Peters, MO 63376
+1 636 474 5000
www.sunedisonsemi.com

interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management’s financial estimates; delays in capacity expansion; customer acceptance of our new products; actions by competitors, customers and suppliers; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in the composition of worldwide taxable income; the impact of competitive products and technologies; changes in interest and currency exchange rates and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Conference Call
SunEdison Semiconductor will host a conference call today, November 5, 2014, at 5:00 p.m. ET to discuss the Company’s third quarter 2014 results and other related business matters. A live webcast will be available on the Company’s web site at www.sunedisonsemi.com. Interested investors should go to the Company's web site at least fifteen minutes prior to the call to register and download any necessary audio software.
A replay of the conference call will be available from 7:00 p.m. ET on November 5, 2014, until 11:59 p.m. ET on November 19, 2014. To access the replay, please dial (320) 365-3844 at any time during that period, using passcode 338929. A replay will also be available on the Company’s web site at www.sunedisonsemi.com.

About SunEdison Semiconductor
SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. With R&D and manufacturing facilities in the U.S., Europe and Asia, SunEdison Semiconductor enables the next generation of high performance semiconductor devices. SunEdison Semiconductor’s common stock is listed on the NASDAQ OMX Global Select Market under the symbol "SEMI."

Investor & Media Contact
Chris Chaney
Director, Investor Relations & Corporate Communications
SunEdison Semiconductor Limited
cchaney@sunedisonsemi.com
+1 636 474 5226

-tables to follow-

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net sales to non-affiliates	$212.4	$214.6	$232.2	$632.8	$703.5
Net sales to affiliates	0.8	0.3	0.4	1.4	5.5
Cost of goods sold	186.4	194.5	211.5	578.7	634.0
Gross profit	26.8	20.4	21.1	55.5	75.0
Operating expenses (income):
Marketing and administration	22.3	19.6	27.5	63.7	75.9
Research and development	8.1	10.3	7.9	26.4	27.9
Restructuring charges (reversals)	0.9	(10.8)	(35.6)	(14.5)	(41.1)
Long-lived asset impairment charges	58.0	—	—	58.0	—
Operating (loss) income	(62.5)	1.3	21.3	(78.1)	12.3
Non-operating expenses (income):
Interest expense	3.8	1.5	0.3	5.5	0.6
Interest income	(0.2)	(0.1)	(0.2)	(0.4)	(0.4)
Interest, net - affiliates	—	—	(1.0)	(0.1)	(3.1)
Other, net	2.7	2.0	—	(0.6)	(4.1)
Total non-operating expenses (income)	6.3	3.4	(0.9)	4.4	(7.0)
(Loss) income before income tax expense (benefit)	(68.8)	(2.1)	22.2	(82.5)	19.3
Income tax expense (benefit)	10.4	(16.3)	12.9	(2.3)	31.4
(Loss) income before equity in loss of equity method investments	(79.2)	14.2	9.3	(80.2)	(12.1)
Equity in loss of equity method investments, net of tax	(0.2)	(0.1)	—	(0.3)	—
Net (loss) income	(79.4)	14.1	9.3	(80.5)	(12.1)
Net loss (income) attributable to noncontrolling interests	—	0.2	—	0.8	(2.3)
Net (loss) income attributable to SunEdison Semiconductor Limited	$(79.4)	$14.3	$9.3	$(79.7)	$(14.4)
Basic (loss) earnings per share	$(1.91)	$0.34	$0.22	$(1.92)	$(0.35)
Diluted (loss) earnings per share	$(1.91)	$0.34	$0.22	$(1.92)	$(0.35)
Weighted-average shares used in computing basic (loss) earnings per share	41.5	41.5	41.5	41.5	41.5
Weighted-average shares used in computing diluted (loss) earnings per share	41.5	41.5	41.5	41.5	41.5

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$103.1	$40.8
Accounts receivable, net	105.1	98.6
Accounts receivable, affiliate	8.1	14.1
Inventories	130.4	128.1
Deferred tax asset	8.4	8.5
Prepaid and other current assets	28.6	23.5
Total current assets	383.7	313.6
Property, plant, and equipment, net	621.1	724.9
Notes receivable, affiliate	—	18.7
Investments	140.4	—
Other assets	133.3	94.6
Total assets	$1,278.5	$1,151.8

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$2.1	$2.8
Accounts payable	101.4	105.1
Accounts payable, affiliate	10.9	106.8
Income taxes payable	23.0	14.4
Accrued liabilities	42.1	37.5
Accrued wages and salaries	27.7	35.3
Restructuring liabilities	24.7	47.6
Total current liabilities	231.9	349.5
Long-term debt, less current portion	205.4	7.6
Pension and post-employment liabilities	44.1	49.2
Restructuring liabilities	7.2	8.7
Other liabilities	31.3	25.6
Total liabilities	519.9	440.6

Shareholders' equity:
Ordinary shares	940.9	—
Net parent investment	—	777.2
Accumulated deficit	(68.2)	—
Accumulated other comprehensive loss	(115.3)	(110.2)
Total SunEdison Semiconductor Limited shareholders' equity	757.4	667.0
Noncontrolling interests	1.2	44.2
Total shareholders' equity	758.6	711.2
Total liabilities and shareholders' equity	$1,278.5	$1,151.8

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net (loss) income	$(79.4)	$14.1	$9.3	$(80.5)	$(12.1)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	29.3	29.8	29.9	87.4	88.2
Long-lived asset impairment charges	58.0	—	—	58.0	—
Stock-based compensation	3.3	1.7	4.1	7.3	10.6
(Benefit) provision for deferred taxes	(0.6)	(29.1)	6.5	(31.9)	11.2
Other	(2.1)	—	(0.1)	(2.5)	(10.3)
Changes in assets and liabilities:
Accounts receivable	1.4	(7.6)	3.8	(6.7)	12.3
Inventories	(10.3)	(2.1)	(1.9)	(7.5)	(3.2)
Amounts due from affiliates	7.5	(15.3)	(26.0)	(12.8)	(44.1)
Amounts due to affiliates	5.2	(66.8)	21.5	(45.5)	61.5
Prepaid and other current assets	0.1	(9.3)	(19.5)	(5.6)	(18.4)
Accounts payable and accrued liabilities	6.9	(13.2)	5.0	12.4	1.4
Pension and post-employment liabilities	(1.9)	(0.8)	(1.1)	(4.2)	(3.5)
Restructuring liabilities	(1.3)	(11.7)	(25.0)	(23.7)	(60.8)
Other	5.6	(14.9)	7.2	(3.4)	0.7
Net cash provided by (used in) operating activities	21.7	(125.2)	13.7	(59.2)	33.5
Cash flows from investing activities:
Capital expenditures	(29.4)	(22.3)	(21.3)	(71.3)	(83.4)
Notes receivable from affiliates	—	—	5.5	3.0	(15.9)
Other	(2.9)	—	—	(2.9)	—
Net cash used in investing activities	(32.3)	(22.3)	(15.8)	(71.2)	(99.3)
Cash flows from financing activities:
Principal payments on long-term debt	(0.5)	(10.6)	—	(11.1)	(1.4)
Proceeds from long-term debt borrowings	—	210.0	—	210.0	—
Deferred financing costs and original issuance discount	—	(11.9)	—	(11.9)	—
Net parent investment	—	(148.7)	(6.7)	(179.4)	14.6
Proceeds from issuance of ordinary shares	—	186.3	—	186.3	—
Proceeds from noncontrolling interests	—	—	4.5	—	4.5
Net cash (used in) provided by financing activities	(0.5)	225.1	(2.2)	193.9	17.7
Effect of exchange rate changes on cash and cash equivalents	(1.2)	0.1	(6.2)	(1.2)	(10.4)
Net (decrease) increase in cash and cash equivalents	(12.3)	77.7	(10.5)	62.3	(58.5)
Cash and cash equivalents at beginning of period	115.4	37.7	55.2	40.8	103.2
Cash and cash equivalents at end of period	$103.1	$115.4	$44.7	$103.1	$44.7

SUNEDISON SEMICONDUCTOR LIMITED AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(In millions)

ADJUSTED EBITDA CALCULATION [*]

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net (loss) income attributable to SunEdison Semiconductor Limited shareholders	$(79.4)	$14.3	$9.3	$(79.7)	$(14.4)
Interest, net	3.6	1.4	(0.9)	5.0	(2.9)
Income tax expense (benefit)	10.4	(16.3)	12.9	(2.3)	31.4
Depreciation and amortization	28.7	29.8	29.9	86.8	88.2
Restructuring charges (reversals) and other non-recurring items (1)	1.2	(10.8)	(35.6)	(14.2)	(41.1)
Long-lived asset impairment charges	58.0	—	—	58.0	—
Stock compensation expense	3.3	1.7	4.1	7.3	10.6
Equity in loss of equity method investments	0.2	0.1	—	0.3	—
Adjusted EBITDA [*]	$26.0	$20.2	$19.7	$61.2	$71.8

(1) For the three and nine months ended September 30, 2014, we recognized approximately $0.3 million of securities transaction tax related to the acquisition of approximately 35% interest in SMP, Ltd. This is a non-recurring expense that should be excluded from Adjusted EBITDA as we do not consider this to be useful in assessing our on-going operating performance.

[*] Adjusted EBITDA is a non-GAAP financial measure. This measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We define Adjusted EBITDA as earnings before net interest expense, income tax expense (benefit), depreciation and amortization, restructuring charges (reversals) and other non-recurring items, gain on receipt of property, plant and equipment, long-lived asset impairment charges, stock compensation expense, and equity in loss (income) of equity method investments. All of the omitted items are either (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. Because it omits the other items, we believe Adjusted EBITDA is also more reflective of our on-going operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because:

•	securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and

•	it is used by our management for internal planning purposes, including aspects of our operating budget and capital expenditures.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, working capital;

•	it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•	it does not reflect payments made or future requirements for income taxes;

•
it adjusts for restructuring charges (reversals) and other non-recurring items, gains on receipt of property, plant equipment, and long-lived asset impairments, factors that we do not consider indicative of future performance;

•	it adjusts for non-cash stock compensation expense and equity in loss (income) of equity method investments to more clearly reflect comparable period-over-period cash operating performance;

•
although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of Adjusted EBITDA; and

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.